HEI Exhibit 99

August 9, 2010

Contact:	Shelee M.T. Kimura
	Manager, Investor Relations &	(808) 543-7384 Telephone
	Strategic Planning	E-mail: skimura@hei.com

HIGHER BANK EARNINGS DRIVE IMPROVEMENT IN HEI SECOND QUARTER EARNINGS

HONOLULU -- Hawaiian Electric Industries, Inc. (NYSE - HE) today reported second quarter 2010 consolidated net income for common stock of $29.3 million, or $0.31 diluted earnings per share (EPS), compared to $15.5 million, or $0.17 diluted EPS for the second quarter of 2009.

“Lower credit costs and lower operating expenses at our banking operations were mainly responsible for the improvement in our second quarter results,” said Constance H. Lau, HEI president and chief executive officer.

“At the utility, we are seeing modest recovery from a long period of under earning our authorized rates of return.  Rate relief granted over the last year was largely offset by higher operation, maintenance, financing and depreciation expenses,” said Lau.

“At the bank, we are excited to have completed the last major component of the performance improvement project with the successful conversion of our data processing systems in the second quarter.  We continue to see the benefits of this project in our reported results and are pleased to report a solid return on assets of 1.32% for the second quarter,” Lau added.

Hawaiian Electric Industries, Inc. News Release

August 9, 2010

UTILITY

Electric utility net income for common stock for the second quarter of 2010 was $17.6 million compared to $15.5 million in the second quarter of 2009.  The primary drivers were rate relief granted in our 2009 rate case on Oahu of $10 million (after tax) as well as savings from fuel efficiency.  The primary offsets (after tax) were: (1) $6 million higher operations and maintenance (O&M) expenses, excluding demand-side management (DSM) program costs1; and (2) $6 million higher financing costs and depreciation expense primarily due to generating units put into service in the latter part of 2009.

Kilowatthour sales were down 1.1% compared with the same quarter last year due to slightly warmer than normal weather in the second quarter of 2009.  Subsequent to our original forecast of a 0.9% decrease in 2010 sales relative to 2009, our outlook for the economy has improved and we now expect 2010 sales to be approximately flat when compared to 2009.

O&M expenses were up 11%2 over the same quarter last year.  This increase was driven primarily by higher retirement costs and operating costs for the new biofuel generating plant which commenced service in the latter part of 2009.  The actual year-to-date O&M increase of 9%2 was lower than our estimate of a 16%2 increase for the year primarily due to timing of expenditures.   O&M expenses for the year are now expected

1  DSM program costs were $9 million in the second quarter of 2009 and nil in the second quarter of 2010.  DSM program costs are recovered through a surcharge.  The energy efficiency DSM programs were transferred to a third-party administrator at the end of the second quarter of 2009.

2  Excludes DSM program costs described in footnote 1 above.

Hawaiian Electric Industries, Inc. News Release

August 9, 2010

to be slightly lower than the 16%2 increase originally estimated.

BANK

Bank net income for the second quarter of 2010 was $16.1 million, compared to $4.0 million for the same quarter last year and $13.7 million in the first quarter of 2010.

The primary drivers for the $12.1 million increase in net income over the same quarter last year were (on an after-tax basis):  (1) lower provision for loan losses of $8 million, largely due to an unusually high provision expense in the second quarter of 2009 resulting from the partial charge-off of a large commercial loan; (2) higher noninterest income of $3 million due to the second quarter 2009 other-than-temporary impairment charge of $3 million on mortgage-related securities that were later sold in the fourth quarter of 2009; and (3) lower noninterest expense of $3 million resulting from the FDIC special assessment in the second quarter of 2009 and cost-savings derived from the performance improvement project in 2010.  These increases were partially offset by lower net interest income of $2 million (after tax) primarily due to lower earning asset balances and lower yields on investments partially offset by lower interest expense on certificates of deposit.

The primary drivers contributing to the $2.4 million after-tax increase over the first quarter 2010 results were (on an after-tax basis) lower provision for loan losses of $3 million partially offset by higher noninterest expense of $1 million including higher one-time FISERV conversion costs of $1 million.

Hawaiian Electric Industries, Inc. News Release

August 9, 2010

Net interest margin was 4.22% in the second quarter of 2010, compared with 4.16% in the second quarter of 2009 and 4.18% in the first quarter of 2010.  Net interest margin benefited from lower funding costs which more than offset lower yields on earning assets.

Provision for loan losses was $1.0 million in the second quarter of 2010 which was $12.5 million lower than the second quarter of 2009 and $4.4 million lower than the first quarter of 2010.  The provision in the second quarter of 2010 reflected approximately $2.4 million of loan loss reserves that were released in the second quarter due to: (1) a commercial loan that was sold during the quarter; and (2) a commercial real estate construction loan for a project that was successfully completed and fully leased and thus went from a higher risk to a lower risk loan classification.  In contrast, the provision expense in the second quarter of 2009 was elevated due to $5 million of provision for loan losses related to a partial charge-off of a single commercial loan.  The second quarter 2010 net charge-off ratio remains low at 0.57% annualized compared to the full year 2009 ratio of 0.66%.

Noninterest expense for the second quarter of 2010 was $39.6 million, compared to $44.4 million in the second quarter of 2009 and $38.0 million in the first quarter of 2010.  On an adjusted basis3, noninterest expense was $2 million lower compared to the same quarter last year due to cost reductions, and it was level with the first quarter of 2010.  The bank’s annualized noninterest expense for the second quarter of 2010 was $159 million; on an adjusted basis3 it was $147 million.  The bank remains on track to meet its target of $140 to $145 million of annualized noninterest expense by the end of 2010.

3Refer to page 18 of the accompanying schedules of this release for a reconciliation of noninterest income and expense based on U.S. generally accepted accounting principles to adjusted noninterest income and expense, and the resulting annualized amounts.

Hawaiian Electric Industries, Inc. News Release

August 9, 2010

HOLDING AND OTHER COMPANIES

The holding and other companies’ net losses were $4.5 million in the second quarter of 2010 compared to $4.0 million in the second quarter of 2009 reflecting higher general and administrative expenses and higher borrowing costs.

WEBCAST AND TELECONFERENCE

Hawaiian Electric Industries, Inc. will conduct a webcast and teleconference call to review its second quarter 2010 earnings on Tuesday, August 10, 2010, at 8:00 a.m. Hawaii time (2:00 p.m. Eastern time).  The event can be accessed through HEI’s website at www.hei.com or by dialing (866) 730-5768, passcode: 11930283 for the teleconference call.  HEI intends to continue to use its website, www.hei.com, as a means of disclosing material and other important information and for complying with its disclosure obligations under SEC Regulation FD.  Such disclosures will be included on HEI’s website under the headings “News & Events” and “Financial Information” in the Investor Relations section.  Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, HECO’s and ASB’s press releases, SEC filings and public conference calls and webcasts.  Investors should also refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC.

An online replay of the webcast will be available at the same website beginning about two hours after the event.  Replays of the teleconference call will also be available approximately two hours after the event through August 24, 2010, by dialing

Hawaiian Electric Industries, Inc. News Release

August 9, 2010

(888) 286-8010, passcode: 42345741.

HEI supplies power to over 400,000 customers or 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, F.S.B., one of Hawaii’s largest financial institutions.

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP FINANCIAL MEASURES

HEI and bank management use certain non-GAAP measures in their evaluation of the bank’s performance and believe the presentations of such financial measures on this basis provide useful supplemental information and a clearer picture of the bank’s operating performance, and are better indicators of the bank’s ongoing core operating activities.  Management also uses such measures to assist investors/analysts in better understanding the bank’s progress on the execution of its performance improvement project.  These measures are also useful in understanding performance trends and in facilitating comparisons with the performance of others in the financial services industry.

Management utilizes non-GAAP financial measures of noninterest income and expense in the calculation of certain of the bank’s metrics/ratios, such as (i) efficiency, (ii) pretax, preprovision income, and (iii) return on average assets, in order to analyze on a consistent basis and over a longer period of time the performance of the bank’s core operating activities and its progress on the execution of the performance improvement project.  Management also annualizes the non-GAAP measure of noninterest expense by multiplying

Hawaiian Electric Industries, Inc. News Release

August 9, 2010

such measure by 4 to develop an estimate of adjusted noninterest expense for a year-long period.  This annualized adjusted noninterest expense metric (non-GAAP measure) is a forward-looking statement based on only a quarter’s results and may not reflect actual results.  See schedule on page 18 of this release for a tabular reconciliation between the bank’s GAAP and non-GAAP measures.

Certain items shown in the reconciliation—real estate transactions, professional services, FISERV conversion costs, severance, technology write-offs and prepayment penalties on early extinguishment of debt—were incurred pursuant to the bank management’s performance improvement project which was announced in June 2008 and was substantially completed this quarter.  These costs were incurred with the objective of increasing the bank’s operating efficiency and profitability in the long term.  Accordingly, bank management believes that these costs were temporarily elevated while the performance improvement project was being executed and will be largely eliminated going forward from this quarter.

Management also adjusts noninterest expense to exclude a special assessment levied by the Federal Deposit Insurance Corporation (FDIC) in the second quarter of 2009 pursuant to the FDIC’s plan to recapitalize the deposit insurance fund.  Bank management believes that it is unlikely that this type of special assessment would recur on a regular basis and impacts the comparability of noninterest expense between periods.

Reported noninterest income is being adjusted by a gain on sale of a commercial loan, gain on sale of other assets and other nonrecurring income items.  Bank management believes that it would not be appropriate to assume that the bank would realize material gains of this type on a quarterly basis.

Hawaiian Electric Industries, Inc. News Release

August 9, 2010

Likewise, bank management also adds back to noninterest income charges related to the other-than-temporary impairment (OTTI) of private-issue mortgage-related securities (PMRS) because of the material nature of the charge, the inconsistency of when those charges occurred and the elimination of the PMRS portfolio in the fourth quarter of 2009.  The bank incurred material OTTI in the second and third quarters of 2009, impacting the comparability of noninterest income for those quarters.  Management believes that adjusting noninterest income to exclude the effects of OTTI helps the comparability of noninterest income quarter to quarter and quarter over quarter.

In addition, management adjusts noninterest income for net gains (losses) on sales of certain securities including the fourth quarter 2009 loss on the liquidation of the PMRS portfolio because management believes that such transactions are unlikely to recur on a regular basis and impacts the comparability of noninterest income between periods.

Limitations associated with utilizing non-GAAP measures are the risks of disagreement over the appropriateness of adjustments comprising these measures and the risk that other companies might calculate these measures differently.  Management addresses these limitations by providing detailed reconciliations between GAAP information and non-GAAP measures.  See reconciliation on page 18.

Hawaiian Electric Industries, Inc. News Release

August 9, 2010

FORWARD-LOOKING STATEMENTS

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions.  In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements.  Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things.  These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” discussion (which is incorporated by reference herein) set forth on pages iv and v of HEI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements.  Forward-looking statements speak only as of the date of this release.

###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Three months		Six months		Twelve months
	ended June 30,		ended June 30,		ended June 30,
(in thousands, except per share amounts)	2010	2009	2010	2009	2010	2009
Revenues
Electric utility	$ 584,095	$ 450,417	$ 1,132,206	$ 912,214	$ 2,255,001	$ 2,460,554
Bank	71,632	75,499	142,546	157,531	259,734	324,290
Other	(63)	(15)	(48)	(47)	(139)	102
	655,664	525,901	1,274,704	1,069,698	2,514,596	2,784,946
Expenses
Electric utility	542,660	418,254	1,048,162	848,982	2,064,518	2,312,342
Bank	45,857	69,993	95,000	134,904	203,051	267,082
Other	3,516	2,599	7,204	6,099	14,738	14,000
	592,033	490,846	1,150,366	989,985	2,282,307	2,593,424
Operating income (loss)
Electric utility	41,435	32,163	84,044	63,232	190,483	148,212
Bank	25,775	5,506	47,546	22,627	56,683	57,208
Other	(3,579)	(2,614)	(7,252)	(6,146)	(14,877)	(13,898)
	63,631	35,055	124,338	79,713	232,289	191,522
Interest expense–other than on deposit liabilities and other bank borrowings	(20,520)	(17,910)	(40,901)	(35,743)	(81,488)	(74,450)
Allowance for borrowed funds used during construction	790	1,727	1,569	3,349	3,488	5,493
Allowance for equity funds used during construction	1,847	4,120	3,620	7,725	8,117	13,109
Income before income taxes	45,748	22,992	88,626	55,044	162,406	135,674
Income taxes	16,013	7,040	31,292	18,224	56,991	46,735
Net income	29,735	15,952	57,334	36,820	105,415	88,939
Preferred stock dividends of subsidiaries	473	473	946	946	1,890	1,890
Net income for common stock	$ 29,262	$ 15,479	$ 56,388	$ 35,874	$ 103,525	$ 87,049
Basic earnings per common share	$ 0.31	$ 0.17	$ 0.61	$ 0.39	$ 1.12	$ 0.99
Diluted earnings per common share	$ 0.31	$ 0.17	$ 0.61	$ 0.39	$ 1.12	$ 0.99
Dividends per common share	$ 0.31	$ 0.31	$ 0.62	$ 0.62	$ 1.24	$ 1.24
Weighted-average number of common shares outstanding	93,159	91,384	92,867	90,996	92,324	88,220
Adjusted weighted-average shares	93,414	91,494	93,159	91,088	92,685	88,330

Income (loss) by segment
Electric utility	$ 17,642	$ 15,495	$ 35,694	$ 29,627	$ 85,513	$ 69,585
Bank	16,131	4,021	29,867	14,903	36,731	36,247
Other	(4,511)	(4,037)	(9,173)	(8,656)	(18,719)	(18,783)
Net income for common stock	$ 29,262	$ 15,479	$ 56,388	$ 35,874	$ 103,525	$ 87,049

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(dollars in thousands)	2010	2009
Assets
Cash and cash equivalents	$278,324	$503,922
Accounts receivable and unbilled revenues, net	266,701	241,116
Available-for-sale investment and mortgage-related securities	623,965	432,881
Investment in stock of Federal Home Loan Bank of Seattle	97,764	97,764
Loans receivable, net	3,573,131	3,670,493
Property, plant and equipment, net of accumulated depreciation of $1,996,286 and $1,945,482	3,106,812	3,088,611
Regulatory assets	424,614	426,862
Other	426,860	381,163
Goodwill, net	82,190	82,190
	$8,880,361	$8,925,002
Liabilities and stockholders’ equity
Liabilities
Accounts payable	$164,538	$159,044
Interest and dividends payable	30,829	27,950
Deposit liabilities	4,001,534	4,058,760
Short-term borrowings—other than bank	55,012	41,989
Other bank borrowings	256,515	297,628
Long-term debt, net—other than bank	1,364,879	1,364,815
Deferred income taxes	187,809	188,875
Regulatory liabilities	293,299	288,214
Contributions in aid of construction	326,050	321,544
Other	698,970	700,242
	7,379,435	7,449,061

Preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293

Stockholders’ equity
Common stock, no par value, authorized 200,000,000 shares; issuedand outstanding: 93,619,909 shares and 92,520,638 shares	1,289,471	1,265,157
Retained earnings	183,015	184,213
Accumulated other comprehensive loss, net of tax benefits	(5,853)	(7,722)
	1,466,633	1,441,648
	$8,880,361	$8,925,002

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010 (when filed).  Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Six months ended June 30,	2010	2009
(in thousands)
Cash flows from operating activities
Net income	$57,334	$36,820
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	79,606	76,999
Other amortization	2,149	2,484
Provision for loan losses	6,349	21,800
Loans receivable originated and purchased, held for sale	(136,197)	(291,500)
Proceeds from sale of loans receivable, held for sale	167,583	322,692
Net gain on sale of investment and mortgage-related securities	-	(44)
Other-than-temporary impairment of available-for-sale mortgage-related securities	-	5,581
Changes in deferred income taxes	(2,381)	3,973
Changes in excess tax benefits from share-based payment arrangements	97	318
Allowance for equity funds used during construction	(3,620)	(7,725)
Decrease in cash overdraft	(302)	-
Changes in assets and liabilities
Decrease (increase) in accounts receivable and unbilled revenues, net	(25,012)	88,308
Decrease (increase) in fuel oil stock	(49,759)	22,383
Increase (decrease) in accounts, interest and dividends payable	8,373	(20,748)
Changes in prepaid and accrued income taxes and utility revenue taxes	(30,699)	(56,397)
Changes in other assets and liabilities	11,732	(24,633)
Net cash provided by operating activities	85,253	180,311
Cash flows from investing activities
Available-for-sale investment and mortgage-related securities purchased	(379,896)	(190,095)
Principal repayments on available-for-sale investment and mortgage-related securities	203,783	248,109
Proceeds from sale of available-for-sale investment and mortgage-related securities	-	44
Net decrease in loans held for investment	61,017	305,381
Proceeds from sale of real estate acquired in settlement of loans	2,118	-
Capital expenditures	(83,673)	(175,092)
Contributions in aid of construction	9,430	4,917
Other	(10)	86
Net cash provided by (used in) investing activities	(187,231)	193,350
Cash flows from financing activities
Net decrease in deposit liabilities	(57,226)	(11,467)
Net increase in short-term borrowings with original maturities of three months or less	13,023	55,000
Net decrease in retail repurchase agreements	(41,112)	(24,592)
Proceeds from other bank borrowings	-	310,000
Repayments of other bank borrowings	-	(577,517)
Proceeds from issuance of long-term debt	-	3,168
Changes in excess tax benefits from share-based payment arrangements	(97)	(318)
Net proceeds from issuance of common stock	10,789	8,786
Common stock dividends	(46,246)	(51,127)
Preferred stock dividends of subsidiaries	(946)	(946)
Decrease in cash overdraft	-	(962)
Other	(1,805)	(1,190)
Net cash used in financing activities	(123,620)	(291,165)
Net increase (decrease) in cash and cash equivalents	(225,598)	82,496
Cash and cash equivalents, beginning of period	503,922	183,435
Cash and cash equivalents, end of period	$278,324	$265,931

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Three months ended		Six months ended
	June 30,		June 30,
(dollars in thousands, except per barrel amounts)	2010	2009	2010	2009

Operating revenues	$582,094	$447,836	$1,128,806	$907,121
Operating expenses
Fuel oil	215,322	131,885	427,074	277,174
Purchased power	139,513	115,189	256,295	229,673
Other operation	60,254	63,181	119,498	125,578
Maintenance	32,223	29,431	59,276	55,594
Depreciation	38,649	36,425	77,291	72,849
Taxes, other than income taxes	54,170	41,975	105,961	87,710
Income taxes	11,113	8,727	22,154	17,271
	551,244	426,813	1,067,549	865,849
Operating income	30,850	21,023	61,257	41,272
Other income
Allowance for equity funds used during construction	1,847	4,120	3,620	7,725
Other, net	372	2,468	1,613	4,836
	2,219	6,588	5,233	12,561
Interest and other charges
Interest on long-term debt	14,383	11,945	28,766	23,857
Amortization of net bond premium and expense	726	682	1,393	1,357
Other interest charges	609	717	1,208	1,343
Allowance for borrowed funds used during construction	(790)	(1,727)	(1,569)	(3,349)
	14,928	11,617	29,798	23,208
Net income	18,141	15,994	36,692	30,625
Preferred stock dividends of subsidiaries	229	229	458	458
Net income attributable to HECO	17,912	15,765	36,234	30,167
Preferred stock dividends of HECO	270	270	540	540
Net income for common stock	$17,642	$15,495	$35,694	$29,627
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)	2,374	2,400	4,647	4,631
Wet-bulb temperature (Oahu average; degrees Fahrenheit)	67.9	68.9	66.8	67.0
Cooling degree days (Oahu)	1,210	1,244	2,067	2,003
Average fuel oil cost per barrel	$86.38	$50.69	$84.13	$55.19

	Twelve months ended
Return on average common equity	June 30, 2010
(rate-making, simple average method)	Allowed %[1]	Actual %
HECO	10.50	7.86
HELCO	10.70	7.42
MECO	10.70	3.88

1 Based on interim decisions in effect on June 30, 2010 which are subject to final PUC decisions. Allowed ROACEs for HECO, HELCO and MECO based on their last final rate case decisions were 10.70, 11.50 and 10.70, respectively.

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(dollars in thousands, except par value)	2010	2009
Assets
Utility plant, at cost
Land	$51,393	$52,530
Plant and equipment	4,800,278	4,696,257
Less accumulated depreciation	(1,900,466)	(1,848,416)
Construction in progress	98,231	132,980
Net utility plant	3,049,436	3,033,351
Current assets
Cash and cash equivalents	10,683	73,578
Customer accounts receivable, net	142,028	133,286
Accrued unbilled revenues, net	90,773	84,276
Other accounts receivable, net	18,538	8,449
Fuel oil stock, at average cost	128,420	78,661
Materials and supplies, at average cost	36,780	35,908
Prepayments and other	16,000	16,201
Total current assets	443,222	430,359
Other long-term assets
Regulatory assets	424,614	426,862
Unamortized debt expense	14,841	14,288
Other	61,955	73,532
Total other long-term assets	501,410	514,682
	$3,994,068	$3,978,392
Capitalization and liabilities
Capitalization
Common stock, $6 2/3 par value, authorized 50,000,000 shares; outstanding 13,786,959 shares	$91,931	$91,931
Premium on capital stock	385,652	385,659
Retained earnings	835,843	827,036
Accumulated other comprehensive income, net of income taxes	1,898	1,782
Common stock equity	1,315,324	1,306,408
Cumulative preferred stock – not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,057,879	1,057,815
Total capitalization	2,407,496	2,398,516
Current liabilities
Short-term borrowings–nonaffiliates	14,100	-
Accounts payable	138,539	132,711
Interest and preferred dividends payable	21,669	21,223
Taxes accrued	124,740	156,092
Other	49,268	48,192
Total current liabilities	348,316	358,218
Deferred credits and other liabilities
Deferred income taxes	176,219	180,603
Regulatory liabilities	293,299	288,214
Unamortized tax credits	58,016	56,870
Retirement benefits liability	293,720	296,623
Other	90,952	77,804
Total deferred credits and other liabilities	912,206	900,114
Contributions in aid of construction	326,050	321,544
	$3,994,068	$3,978,392

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010  (when filed).  Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Six months ended June 30,	2010	2009
(in thousands)
Cash flows from operating activities
Net income	$36,692	$30,625
Adjustments to reconcile net income to cash provided by operating activities
Depreciation of property, plant and equipment	77,291	72,849
Other amortization	3,101	5,502
Changes in deferred income taxes	(4,522)	7,264
Changes in tax credits, net	1,685	(1,321)
Allowance for equity funds used during construction	(3,620)	(7,725)
Decrease in cash overdraft	(302)	-
Changes in assets and liabilities
Decrease (increase) in accounts receivable	(18,258)	58,382
Decrease (increase) in accrued unbilled revenues	(6,497)	28,039
Decrease (increase) in fuel oil stock	(49,759)	22,383
Increase in materials and supplies	(872)	(540)
Increase in regulatory assets	(2,252)	(10,564)
Increase (decrease) in accounts payable	5,828	(12,881)
Changes in prepaid and accrued income taxes and utility revenue taxes	(31,864)	(61,259)
Changes in other assets and liabilities	14,669	(3,542)
Net cash provided by operating activities	21,320	127,212
Cash flows from investing activities
Capital expenditures	(78,511)	(174,473)
Contributions in aid of construction	9,430	4,917
Net cash used in investing activities	(69,081)	(169,556)
Cash flows from financing activities
Common stock dividends	(26,887)	(21,135)
Preferred stock dividends of HECO and subsidiaries	(998)	(998)
Proceeds from issuance of long-term debt	-	3,168
Net increase in short-term borrowings from nonaffiliates and affiliate with original maturities of three months or less	14,100	59,054
Decrease in cash overdraft	-	(962)
Other	(1,349)	(8)
Net cash provided by (used in) financing activities	(15,134)	39,119
Net decrease in cash and cash equivalents	(62,895)	(3,225)
Cash and cash equivalents, beginning of period	73,578	6,901
Cash and cash equivalents, end of period	$10,683	$3,676

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME DATA

(Unaudited)	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,
(in thousands)	2010	2010	2009	2010	2009
Interest and dividend income
Interest and fees on loans	$49,328	$49,745	$55,363	$99,073	$113,455
Interest and dividends on investment and mortgage-related securities	3,646	3,317	7,143	6,963	14,819
	52,974	53,062	62,506	106,036	128,274
Interest expense
Interest on deposit liabilities	3,852	4,423	9,902	8,275	21,467
Interest on other borrowings	1,418	1,426	2,241	2,844	5,505
	5,270	5,849	12,143	11,119	26,972
Net interest income	47,704	47,213	50,363	94,917	101,302
Provision for loan losses	990	5,359	13,500	6,349	21,800
Net interest income after provision for loan losses	46,714	41,854	36,863	88,568	79,502
Noninterest income
Fee income on deposit liabilities	7,891	7,520	7,462	15,411	14,173
Fees from other financial services	6,649	6,414	6,443	13,063	12,362
Fee income on other financial products	1,735	1,525	1,628	3,260	2,672
Net losses on available-for-sale securities	-	-	(5,537)	-	(5,537)
Other income	2,383	2,393	2,997	4,776	5,587
	18,658	17,852	12,993	36,510	29,257
Noninterest expense
Compensation and employee benefits	18,907	17,402	17,991	36,309	37,351
Occupancy	4,216	4,225	5,922	8,441	11,051
Data processing	4,564	4,338	3,481	8,902	6,668
Services	1,845	1,728	3,801	3,573	7,219
Equipment	1,640	1,709	2,540	3,349	5,330
Other expense	8,453	8,568	10,639	17,021	18,566
	39,625	37,970	44,374	77,595	86,185
Income before income taxes	25,747	21,736	5,482	47,483	22,574
Income taxes	9,616	8,000	1,461	17,616	7,671
Net income	$16,131	$13,736	$4,021	$29,867	$14,903

OTHER BANK INFORMATION (%)
Return on average assets	1.32	1.12	0.31	1.22	0.57
Return on average equity	12.80	11.02	3.41	11.91	6.30
Net interest margin	4.22	4.18	4.16	4.20	4.13
Net charge-offs to average loans outstanding (annualized)	0.57	0.62	1.31	0.60	0.74
Efficiency ratio	59	58	70	59	66
As of period end
Nonperforming assets to loans outstanding and real estate owned *	1.90	2.13	1.55
Allowance for loan losses to loans outstanding	1.03	1.13	1.09
Tier-1 leverage ratio	9.3	9.1	8.7
Total risk-based capital ratio	14.1	14.0	12.6
Tangible common equity to total assets	8.7	8.5	7.7

*  Regulatory basis

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B. and Subsidiaries
CONSOLIDATED BALANCE SHEETS DATA
(Unaudited)
	June 30,	December 31,
(in thousands)	2010	2009

Assets
Cash and cash equivalents	$265,464	$425,896
Federal funds sold	794	1,479
Available-for-sale investment and mortgage-related securities	623,965	432,881
Investment in stock of Federal Home Loan Bank of Seattle	97,764	97,764
Loans receivable, net	3,573,131	3,670,493
Other	231,501	230,282
Goodwill, net	82,190	82,190
	$4,874,809	$4,940,985

Liabilities and stockholder’s equity
Deposit liabilities–noninterest-bearing	$824,004	$808,474
Deposit liabilities–interest-bearing	3,177,530	3,250,286
Other borrowings	256,515	297,628
Other	109,458	92,129
	4,367,507	4,448,517

Common stock	330,218	329,439
Retained earnings	179,522	172,655
Accumulated other comprehensive loss, net of tax benefits	(2,438)	(9,626)
	507,302	492,468
	$4,874,809	$4,940,985

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2009 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B. and Subsidiaries

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Unaudited)

(in thousands)	1Q08	2Q09	3Q09	4Q09	1Q10	2Q10

Noninterest income

Per income statement - GAAP	$17,928	$12,993	$11,924	$(11,277)	$17,852	$18,658
Other-than-temporary impairment of private-issue mortgage-related securities	-	5,581	9,863	-	-	-
Net (gains) losses on sale of securities	(935)	-	-	32,078	-	-
Gain on sale of a commercial loan	-	-	(2,951)	-	-	-
Gain on sale of other assets	-	-	-	(1,772)	-	-
Other nonrecurring income	(384)	-	-	(500)	-	-

Adjusted noninterest income	$16,609	$18,574	$18,836	$18,529	$17,852	$18,658

Noninterest expense

Per income statement - GAAP	$44,234	$44,374	$39,591	$41,695	$37,970	$39,625
Real estate transactions	-	(1,180)	(1,076)	(1,633)	-	(30)
Professional services	-	(1,238)	(600)	-	-	-
FISERV conversion costs	-	(159)	(572)	(972)	(1,257)	(2,697)
Severance	-	(393)	(301)	(390)	(1)	(48)
FDIC special assessment	-	(2,338)	-	-	-	-
Technology write-offs	-	(145)	-	(35)	-	-
Prepayment penalty on early extinguishment of debt	-	(60)	-	(659)	-	-

Adjusted noninterest expense	$44,234	$38,861	$37,042	$38,006	$36,712	$36,850

Other bank information

Noninterest expense (annualized)
Reported	$176,936	$177,496	$158,364	$166,780	$151,880	$158,500
Adjusted	176,936	155,444	148,168	152,024	146,848	147,400

Efficiency ratio
Reported	65%	70%	63%	109%	58%	59%
Adjusted	66%	56%	53%	56%	56%	55%

Pretax, preprovision income (annualized)
Reported	$96,964	$75,928	$91,460	$(14,136)	$108,380	$106,948
Adjusted	91,688	120,304	129,304	119,844	113,412	118,048

Return on average assets
Reported	0.85%	0.31%	0.89%	(0.36)%	1.12%	1.32%
Adjusted	0.81%	0.83%	1.34%	1.27%	1.18%	1.45%